Exhibit 99.2

PLX PHARMA Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
PLx Pharma Inc.

Houston, TX

We have audited the accompanying consolidated balance sheets of PLx Pharma Inc. as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the years then ended. PLx Pharma Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PLx Pharma Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that PLx Pharma Inc. will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, PLx Pharma Inc. has suffered recurring losses from operations and has insufficient working capital that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
January 17, 2017 (except for the effects of the reverse acquisition as to which the date is May 5, 2017)

PLx Pharma Inc.

CONSOLIDATED balance sheets

	December 31,	December 31,
	2016	2015
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$59,335	$91,657
Accounts receivable	5,077	-
Inventory	116,726	-
Prepaid expenses	4,652	18,446
Security deposit	4,064	4,064
TOTAL CURRENT ASSETS	189,854	114,167

NON-CURRENT ASSETS
Property and equipment, net	426,634	429,959
TOTAL ASSETS	$616,488	$544,126

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$862,995	$229,969
Accrued interest	64,781	-
Accrued interest – related parties	30,344	-
Convertible notes payable	1,297,700	-
Convertible notes payable – related parties	480,000	-
TOTAL CURRENT LIABILITIES	2,735,820	229,969

NON-CURRENT LIABILITIES
Deferred revenue	200,000	200,000
TOTAL LIABILITIES	2,935,820	429,969

Commitments and contingencies

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock; $0.001 par value; 10,000,000 shares authorized; none issued and outstanding	-	-
Common stock; $0.001 par value; 100,000,000 shares authorized; 4,383,433 shares issued and outstanding	4,383	4,383
Additional paid-in capital	49,661,802	47,190,013
Accumulated deficit	(51,985,517)	(47,080,239)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(2,319,332)	114,157
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$616,488	$544,126

The accompanying notes are an integral part of these financial statements.

PLx Pharma Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2016	2015
REVENUES:
Federal grant	$-	$171,592
License revenue	20,000	-
TOTAL REVENUES	20,000	171,592

OPERATING EXPENSES:
Research and development	78,656	166,726
General and administrative	4,752,068	1,626,001
TOTAL OPERATING EXPENSES	4,830,724	1,792,727

OPERATING LOSS	(4,810,724)	(1,621,135)

OTHER INCOME (EXPENSE):
Interest income	571	1,349
Interest expense	(95,125)	(441,411)
Loss on debt extinguishment	-	(1,588,937)
TOTAL OTHER INCOME (EXPENSE)	(94,554)	(2,028,999)

NET LOSS	$(4,905,278)	$(3,650,134)

Net loss per common share – basic and diluted	$(1.12)	$(0.85)
Weighted average shares of common stock - basic and diluted	4,383,433	4,275,358

The accompanying notes are an integral part of these financial statements.

PLx Pharma Inc.

CONSOLIDATED STATEMENTS OF

CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

	Common		Additional paid-	Accumulated	Total stockholders' equity
	Shares	Amount	in capital	deficit	(deficit)
Balance at December 31, 2014	4,187,176	$4,187	$43,945,173	$(43,430,105)	$519,255
Debt discount from incentive units issued to note holders	-	-	388,224	-	388,224
Issuance of common stock for conversion of convertible bridge notes and accrued interest	196,257	196	2,441,928	-	2,442,124
Equity-based compensation	-	-	414,688	-	414,688
Net loss	-	-	-	(3,650,134)	(3,650,134)
Balance at December 31, 2015	4,383,433	4,383	47,190,013	(47,080,239)	114,157
Equity-based compensation	-	-	2,471,789	-	2,471,789
Net loss	-	-	-	(4,905,278)	(4,905,278)
Balance at December 31, 2016	4,383,433	$4,383	$49,661,802	$(51,985,517)	$(2,319,332)

The accompanying notes are an integral part of these financial statements.

PLx Pharma Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,905,278)	$(3,650,134)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,325	7,380
Equity-based compensation	2,471,789	414,688
Amortization of debt discount	-	388,224
Loss on extinguishment of debt	-	1,588,937
Change in operating assets and liabilities:
Accounts receivable	(5,077)	82,599
Inventory	(116,726)	-
Prepaid expenses	13,794	(14,562)
Accounts payable and accrued liabilities	633,026	27,426
Accrued interest	64,781	-
Accrued interest – related parties	30,344	-
Deferred revenue	-	200,000
Net cash used in operating activities	(1,810,022)	(955,442)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of short-term notes payable	1,297,700	620,000
Proceeds from issuance of short-term notes payable - related parties	480,000	180,000
Net cash provided by financing activities	1,777,700	800,000

NET DECREASE IN CASH AND CASH EQUIVALENTS	(32,322)	(155,442)
Cash and cash equivalents, beginning of year	91,657	247,099
Cash and cash equivalents, end of year	$59,335	$91,657

SUPPLEMENTAL INFORMATION
Cash paid during the year for:
Income taxes	$-	$-
Interest	$-	$-
NON-CASH FINANCING TRANSACTIONS
Debt discount from incentive units issued to note holders	$-	$388,224
Debt and accrued interest converted to common stock	$-	$853,187

The accompanying notes are an integral part of these financial statements.

PLx Pharma Inc.

Notes to Consolidated Financial Statements

NOTE 1 – BACKGROUND AND ORGANIZATION

Business Operations

PLx Pharma Inc. and its subsidiary (the “Company”) is a late stage startup specialty pharmaceutical company focusing initially on commercializing two patent-protected lead products: AspertecTM 325 mg and AspertecTM 81 mg (referred to together as “Aspertec”).  Aspertec 325 mg is approved by the U.S. Food and Drug Administration for over-the-counter distribution and is the first ever liquid fill aspirin capsule.

PLx Pharma Inc. participates in the U.S. Department of Health and Human Services, National Institutes of Health (“NIH”) and the U.S. Department of the Army Research and Development Programs.

PLX Chile SpA was formed on September 12, 2011 as a wholly-owned subsidiary of the Company and engages in the development and research of pharmaceutical formulations in Chile.

Initial Organization and Conversion to Limited Liability Company

PLx Pharma Inc. (Texas), the predecessor to PLx Pharma LLC, was incorporated in the State of Texas on November 12, 2002 under the name of ZT MediTech, Inc. (“ZTM”). In December 2002, ZTM changed its name to GrassRoots Pharmaceuticals, Inc. (“GrassRoots”). Business commenced upon initial capitalization on December 4, 2002. In March 2003, GrassRoots changed its name to PLx Pharma Inc.

On December 31, 2013, PLx Pharma Inc. (Texas) elected a plan of conversion from a corporation to a Texas limited liability company and changed its name to PLx Pharma LLC. Concurrently, PLx Pharma LLC changed its taxing structure for U.S. federal and state income tax from a C Corporation to a partnership, and adopted a new Limited Liability Company Agreement for operations of the entity.

Pursuant to the conversion, shares of common and preferred stock of PLx Pharma Inc. (Texas) were exchanged for an equivalent number of common and preferred member units in PLx Pharma LLC. As further discussed in Notes 4 and 8, the various classes of preferred stock and their associated rights, principally relating to distributions and liquidation values but excluding conversion features, were retained in each of the preferred member units in the exchange.

Reincorporation

On July 21, 2015, PLx Pharma LLC’s shareholders voted to approve a Plan of Conversion whereby PLx Pharma LLC re-incorporated into a Delaware based corporation, PLx Pharma Inc. (Delaware) (the “Reincorporation”) effective July 27, 2015. In conjunction with the conversion, each Preferred Unit was converted into 3,948,594 shares of common stock. Additionally, each Common Unit was converted into 238,582 shares of common stock.

PLx Pharma Inc.

Notes to Consolidated Financial Statements

In connection with the conversion, the $800,000 of notes executed in early 2015 plus accrued interest of $53,187 and the 1,313,840 Incentive Units issued in conjunction with the notes were exchanged for 196,257 shares of common stock. The note exchange was accounted for as an extinguishment of debt with the fair market value of the common stock issued treated as an increase to common equity and an associated loss on extinguishment of debt of $1,588,937 recorded in July 2015. Finally, all the remaining Incentive Units outstanding were cancelled in conjunction with the conversion.

The presentation of the Company’s financial statements gives effect to the Reincorporation.

Merger with Dipexium Pharmaceuticals, Inc.

On December 22, 2016, the Company announced an Agreement and Plan of Merger and Reorganization among PLx Pharma Inc., Dipexium Pharmaceuticals, Inc. (“Dipexium”) and Dipexium Acquisition Corp. (the “Merger”). The Merger closed on April 19, 2017. After the consummation of the Merger, the Company is a wholly-owned subsidiary of Dipexium, and Dipexium (renamed PLx Pharma Inc.) is the continuing registrant and reporting company. Each outstanding share of the Company’s common stock was converted into 0.7875625 shares of Dipexium common stock. Immediately after the Merger, the Company’s former shareholders own a majority of the voting common stock of the combined company and control the combined company’s board of directors, and the Company’s officers are now the officers of the combined company. The Merger will be accounted for as a reverse acquisition, the Company is the accounting acquirer, and the Company’s accompanying historical financial statements will replace Dipexium’s historical financial statements in future filings with the U.S. Securities and Exchange Commission (“SEC”). The capital and per share amounts in these consolidated financial statements have been adjusted to reflect the recapitalization in accordance with the exchange ratio established in the Merger.

NOTE 2 – GOING CONCERN

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has suffered recurring losses from operations and has insufficient working capital as of December 31, 2016. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders, the Company’s ability to obtain necessary equity or debt financing to continue operations, and ultimately the Company’s ability to commercialize Aspertec. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

PLx Pharma Inc.

Notes to Consolidated Financial Statements

The Company has announced an Agreement and Plan of Merger and Reorganization dated December 22, 2016 among PLx Pharma Inc., Dipexium Pharmaceuticals, Inc. (“Dipexium”) and Dipexium Acquisition Corp. whereby the Company will survive as the public reporting company and the Company’s shareholders will control the combined company. The Merger closed on April 19, 2017.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of PLx Pharma Inc. and its wholly-owned subsidiary, PLx Chile SpA. All significant intercompany balances and transactions have been eliminated within the consolidated financial statements.

Basis of Accounting

The Company's consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in these consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Foreign Currency Remeasurement

The functional currency of PLx Chile SpA has been designated as the U.S. dollar as its debt financing is repayable in the same currency. All statement of balance sheet accounts of PLx Chile SpA are remeasured to U.S. dollars using rates of exchange in effect at the balance sheet date or by historical exchange rates in the case of nonmonetary assets and liabilities. The statement of operations is remeasured at average exchange rates during the period or, for amounts in the statement of operations related to nonmonetary assets and liabilities, at the same rate as used for the related balance sheet transaction. Adjustments, if any, arising from the remeasurement to U.S. dollars are included in the consolidated statement of operations.

PLx Pharma Inc.

Notes to Consolidated Financial Statements

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains cash and cash equivalents in a financial institution that at times exceeds federally insured limits. Management believes that the Company's credit risk exposure is mitigated by the financial strength of the banking institution in which the deposits are held. As of December 31, 2016, the Company's U.S. deposits of $44,407 were fully insured by the Federal Deposit Insurance Corporation.

Allowance for Accounts Receivable

An allowance for uncollectible accounts receivables is estimated based on historical experience, credit quality, age of the accounts receivable balances, and economic conditions that may affect a customer’s ability to pay.

Inventories

Inventories are stated at the lower of cost or market, using the average cost method. Inventory as of December 31, 2016 is raw materials for the manufacture of Aspertec. We regularly review inventory quantities on hand and the estimated utility of our inventory. If our review indicates a reduction in utility below carrying value, we reduce our inventory to a new cost basis.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company has categorized all investments recorded at fair value based upon the level of judgment associated with the inputs used to measure their fair value.

Hierarchical levels, directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities, are as follows:

●	Level 1: Quoted prices in active markets for identical assets or liabilities that the organization has the ability to access at the reporting date.

●	Level 2: Inputs other than quoted prices included in Level 1, which are either observable or that can be derived from or corroborated by observable data as of the reporting date.

●

Level 3: Inputs include those that are significant to the fair value of the asset or liability and are generally less observable from objective resources and reflect the reporting entity's assumptions about the assumptions market participants would use in pricing the asset or liability.

PLx Pharma Inc.

Notes to Consolidated Financial Statements

The Company's financial instruments (cash and cash equivalents, receivables, accounts payable and accrued liabilities) are carried in the consolidated balance sheet at amounts which reasonably approximate their fair values based on their short-term nature.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Company capitalizes additions that have a tangible future economic life. Maintenance and repairs that do not improve or extend the lives of property and equipment are charged to operations as incurred. Depreciation expense is computed using the straight-line method over the estimated useful lives of each class of depreciable assets.

Impairment of Long-Lived Assets

Management reviews property and equipment for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable. If there is an indication of impairment, management prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value.

Revenue Recognition

The Company recognizes revenues when persuasive evidence of an arrangement exists, delivery has occurred or services have been provided, the purchase price is fixed or determinable and collectability is reasonably assured.

The Company generally receives cost reimbursement-based federal grants. For these grants, revenues are based on internal and subcontractor costs incurred that are specifically covered under reimbursement arrangements, and where applicable, an additional facilities and administrative rate that provides funding for overhead expenses. These revenues are recognized as grant-related expenses are incurred by the Company or its subcontractors. The grant agreements with federal government agencies generally provide that, upon completion of a technology development program, the funding agency is granted a royalty-free license to use any technology developed during the course of the program for its own purposes, but not any preexisting technology that the Company use in connection with the program. The Company retains all other rights to use, develop, and commercialize the technology.

Joint development revenue is recognized when the related expenditure is made under the reimbursement provisions of the sponsored research agreement or activities under a patent license agreement. License revenue is recognized over straight-line basis during the license period.

PLx Pharma Inc.

Notes to Consolidated Financial Statements

Research and Development Expenses

Costs incurred in connection with research and development activities are expensed as incurred. Research and development expenses consist of direct and indirect costs associated with specific projects and include fees paid to various entities that perform research related services for the Company.

Equity-Based Compensation

The Company recognizes expense in the consolidated statements of operations for the fair value of all stock-based/ incentive unit-based compensation to key employees, nonemployee directors and advisors in the form of stock options/ incentive units. The Company uses the Black-Scholes option valuation model to estimate the fair value of these awards. Compensation cost is amortized on a straight-line basis over the vesting period for each respective award. The Company estimates forfeitures and adjusts this estimate periodically based on actual forfeitures.

Income Taxes

Income taxes are accounted for under the asset and liability method. Under this method, deferred income taxes are recognized for the future tax consequences attributed to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date.

Effective December 31, 2013 and prior to the Reincorporation, the Company, with the consent of its stockholders, elected to be taxed as a partnership under the Internal Revenue Code. In lieu of corporate income taxes, the Company's members were taxed on their proportionate share of the Company's taxable income.

As of the effective date of the partnership election and prior to the Reincorporation, future taxable income or deductions arising from differences between financial and tax bases of the Company's assets and liabilities were recognized in the tax returns of the individual shareholders; as such, any deferred income taxes prior to the partnership election recorded by the Company were eliminated at December 31, 2013. However, as the Company had provided an allowance against its net deferred tax assets, there was no effect on the accompanying consolidated financial statements. The Company has determined that it is unlikely that any tax will arise from "built-in gains" and, accordingly, no provision has been made for any income tax liability associated with "built-in gains" at the date of the partnership election.

PLx Pharma Inc.

Notes to Consolidated Financial Statements

The Company has adopted generally accepted accounting principles' guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing tax benefits. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, and changes in tax law and new authoritative rulings.

Prior to December 31, 2013, the Company filed income tax returns in the U.S. Federal jurisdiction and the state of Texas. The Company is subject to the Texas franchise tax, commonly referred to as the Texas margin tax. The Texas margin tax has been determined to be an income tax for accounting purposes. The computation of the tax liability is based on Company revenues reduced by certain deductions. Management has determined this tax to be immaterial and accordingly, there is no provision for state income tax included in the accompanying consolidated financial statements.

The Company is no longer subject to U.S. Federal or state examinations by tax authorities for years before 2011.

Subsequent Events

The Company’s management reviewed all material events through the date that the consolidated financial statements were available to be issued for subsequent event disclosure consideration.

Recent Accounting Developments

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers.” The guidance requires a company to recognize revenue when it transfers promised services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those services and requires enhanced disclosures. The new guidance is effective for annual and interim periods beginning after December 15, 2016, and early adoption is not permitted. On July 9, 2015, the FASB approved the deferral of the effective date of the new revenue guidance by one year to annual reporting periods beginning after December 15, 2017, with early adoption being permitted for annual periods beginning after December 15, 2016. The Company is currently evaluating the new guidance.

The Company does not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

NOTE 4 – ACCOUNTS RECEIVABLE

As of December 31, 2016, the Company had receivables owed from its joint development partner/licensee for reimbursements of related costs and a sublease tenant of its leased office space. All balances are considered fully collectible and therefore no allowance for doubtful accounts is considered necessary.

PLx Pharma Inc.

Notes to Consolidated Financial Statements

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2016 and 2015 consisted of the following:

Asset Descriptions	Useful Lives (years)	December 31, 2016	December 31, 2015
Computer equipment	4	$41,839	$41,839
Lab equipment	5	8,655	8,655
Office equipment, furniture and fixtures	5	18,302	18,302
Manufacturing equipment	7	783,075	783,075
Subtotal		851,871	851,871
Less: Accumulated depreciation		(67,237)	(63,912)
Less: Impairment		(358,000)	(358,000)
Total property and equipment, net		$426,634	$429,959

Depreciation for the years ended December 31, 2016 and 2015 was $3,325 and $7,380, respectively.

In early 2014, management decided to sell certain manufacturing equipment that had not been placed in service. The equipment had an aggregate historical cost of $783,075. Based on estimated cash flows from the potential sale of the equipment, an impairment loss of $358,000 was recorded during the year ended December 31, 2013. Management withdrew the equipment from sale and plans to start using and depreciating the equipment during the initiation of pre-commercialization manufacturing activities in 2017.

NOTE 6 – NOTES PAYABLE AND NOTES PAYABLE – RELATED PARTIES

During January and February 2015, the Company borrowed $800,000 from 24 different noteholders in increments ranging from $10,000 to $100,000 including $180,000 from related parties. All notes accrued interest at 14% per annum with a maturity date of September 30, 2015. Total Incentive Units of 1,313,840 were issued to the lenders along with the notes as a part of the debt offering. Proceeds of $301,900 from third parties and proceeds of $86,324 from related parties were allocated to the incentive units and recorded as initial debt discount based on the relative fair values of the incentive units. For the year ended December 31, 2015, the Company recorded the entire debt discount of $388,224 as interest expense for the amortization of debt discount as the notes were extinguished in exchange for common stock in July 2015.

PLx Pharma Inc.

Notes to Consolidated Financial Statements

During 2016, the Company borrowed $1,777,700 from 32 different noteholders in increments ranging from $5,000 to $250,000 including $480,000 from related parties. All notes accrue interest at 8% per annum with a current maturity date of May 31, 2017. The notes provide for the conversion of principal and accrued interest at a fixed conversion price of $9.95 per share immediately prior to the proposed reverse merger with Dipexium Pharmaceuticals. At any time on or after May 31, 2017, or when certain events occur, such as a merger with another company, the noteholders can convert the notes to the Company’s common stock at $9.95 per share.

NOTE 7 – STOCK OPTIONS/ INCENTIVE UNITS

Stock Options

On July 21, 2015, the Company adopted an Omnibus Stock Option Plan with an initial pool of 787,563 shares. As of December 31, 2016, 96,189 shares remained available for grant.

Following is a summary of options activities for the years ended December 31, 2016 and 2015:

	Number of Underling Shares	Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding, December 31, 2014	-	$-	-
Granted	691,374
Outstanding, December 31, 2015	691,374	$12.44	9.62

Granted	-
Outstanding, December 31, 2016	691,374	$12.44	8.62
Exercisable, December 31, 2016	483,288

On July 22, 2015, in connection with the Reincorporation, the Company granted options to purchase 393,222 shares of the Company’s common stock to certain employees, members of scientific advisory board and consultants as a replacement of 1,972,500 incentive units previously issued. These options are exercisable at $12.44 per share and have a term of 10 years. Options to purchase 158,636 common shares have a vesting period of 2 to 3 years and options to purchase 112,296 common shares vested on January 1, 2016. Options to purchase 122,077 common shares originally vesting upon the effectiveness of the registration statement for a proposed initial public offering were amended and have vested in 2016. These options had an aggregate fair value of $3,440,890 calculated using the Black-Scholes model. Variables used in the Black-Scholes model include: (1) discount rate of 1.69% (2) expected life range from 5.2-6.5 years, (3) expected volatility of 83.85%, and (4) zero expected dividends. The fair value of these options was $603,895 greater than the fair value of the replaced incentive units at July 22, 2015. As such, the $603,895 incremental cost and $297,310 of unamortized incentive unit cost at July 22, 2015 are being amortized over the vesting period of these options.

PLx Pharma Inc.

Notes to Consolidated Financial Statements

In July and September 2015, the Company issued options to purchase 250,332 shares of the Company’s common stock to its employees. These options have an exercise price of $12.44 per share and a term of 10 years. Options to purchase 233,456 common shares have a vesting period of 1 to 3 years. Options to purchase 16,877 common shares originally vesting upon the effectiveness of the registration statement for a proposed initial public offering were amended and vested on July 22, 2016. The options had an aggregate fair value of $2,104,960 that was calculated using the Black-Scholes model. Variables used in the Black-Scholes model include: (1) discount rate range from 1.53%-1.89% (2) expected life range from 5.2-6.5 years, (3) expected volatility of 83.85%, and (4) zero expected dividends.

In July, August and September 2015, the Company also issued options to purchase 47,819 shares of the Company’s common stock to its then current board members, board member nominees and consultants. These options have an exercise price of $12.44 per share and a term of 10 years. Options to purchase 3,376 common shares vested immediately and options to purchase 5,062 have a vesting period of 1 to 3 years. Options to purchase 39,380 common shares originally vesting upon the effectiveness of the registration statement for a proposed initial public offering were amended and have vested in 2016. The options had an aggregate fair value of $399,806 that was calculated using the Black-Scholes model. Variables used in the Black-Scholes model include: (1) discount rate range from 1.37-1.75% (2) expected life range from 5.1-6.4 years, (3) expected volatility of 83.85%, and (4) zero expected dividends.

On May 12, 2016, the Company modified certain options previously issued to its executives. After the modification, options to purchase 118,134 common shares originally vesting on the closing date of an initial public offering instead vested on July 22, 2016. The modified options had an aggregate fair value of $948,117 that was calculated using the Black-Scholes model on the modification day. Variables used in the Black-Scholes model include: (1) discount rate of 1.24%; (2) expected life of 4.69 years; (3) expected volatility of 83.52%, and (4) zero expected dividends. The Company amortized the entire value during 2016.

On December 22, 2016, the Company modified certain options previously issued to its board members and other advisors and consultants. After the modification, options to purchase 60,200 common shares originally vesting on the closing date of an initial public offering vested immediately. The modified options had an aggregate fair value of $477,065 that was calculated using the Black-Scholes model on the modification day. Variables used in the Black-Scholes model include: (1) discount rate of 2.04%; (2) expected life of 4.29 years; (3) expected volatility of 84.84%, and (4) zero expected dividends. The Company expensed the value at the time of the modification.

As of December 31, 2016, the Company has $1,382,804 unamortized expense related to unvested options.

Incentive Units

Prior to the Reincorporation, the Company granted Incentive Units to certain of the Company's employees and consultants. During the year ended December 31, 2015, the Company issued 1,313,840 Incentive Units to 24 noteholders. See Note 6. Upon the Reincorporation discussed in Note 1, the Incentive Units issued to the noteholders were exchanged for 59,128 common shares upon the conversion of the notes.

During the years ended December 31, 2016 and 2015, the Company recorded $2,471,789 and $414,688, respectively, in compensation expense related to the stock options and incentive units.

PLx Pharma Inc.

Notes to Consolidated Financial Statements

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Lease Agreement

The Company presently leases office space under an operating lease agreement, expiring on December 31, 2017. The office lease requires the Company to pay for its portion of taxes, maintenance and insurance. Rental expense under this agreement was $62,349 and $47,478 for the years ended December 31, 2016 and 2015, respectively.

Future minimum lease payments under non-cancelable operating leases with terms expiring in 2017 are $42,174.

Patent License Agreement with the Board of Regents of the University of Texas (NSAIDs)

On January 8, 2003, the Company entered into a patent license agreement with the Board of Regents of The University of Texas System, under which it acquired an exclusive license for several patents and patent applications both inside and outside of the United States relating to gastrointestinal safer formulations of nonsteroidal anti-inflammatory drug (“NSAIDs”). Additionally, the Company acquired worldwide rights to commercialize licensed products and allow for the Company to grant sublicenses subject to royalty payments.

Under terms of the agreement, the Company is responsible for conducting clinical trials involving investigational use of a licensed product for the determination of metabolic and pharmacologic actions in humans, the side effects associated with increasing doses, examination of suspected indications, determination of the potential short-term side effects in humans and for establishing the safety, efficacy, labeled indications and risk-benefit profile in humans. The patent license agreement also requires the Company to provide reimbursement for all expenses incurred by The University of Texas Health Science Center at Houston for filing, prosecuting, enforcing and maintaining patent rights and requires an annual nonrefundable license management fee. In addition, the Company is obligated to pay certain milestone payments in future years relating to royalties resulting from the approval to sell licensed products and the resulting sales of such licensed products.

PLx Pharma Inc.

Notes to Consolidated Financial Statements

Development and Commercialization Agreement with Lee’s Pharmaceutical Holdings Limited

In March 2012, the Company entered into a development and commercialization license agreement with Lee's Pharmaceutical Holdings Limited, Zhaoke Pharmaceutical (Heifei) Co. Ltd., and Zhaoke Pharmaceutical (Guangzhou) Co. Ltd. (collectively, “Lee’s Pharmaceutical”). The Company granted to Lee’s Pharmaceutical an exclusive royalty bearing license under licensed subject matter to commercialize marketed products using PL 2200 Aspirin technology within the People’s Republic of China.

On June 19, 2015, the Company and Lee’s Pharmaceutical entered into an amendment to the Development and Commercialization Agreement. Pursuant to the agreement, Lee’s Pharmaceutical paid the Company a $200,000 non-refundable advance payment of royalties in July 2015, which is being deferred until minimum or commercial royalties are expected to begin. This amount is included as deferred revenue as of December 31, 2016 and 2015.

NOTE 9 – RELATED PARTIES Transactions

Since its inception in 2002, the Company has entered into sponsored research agreements with a stockholder that is the holder of various patents and patent applications for which the Company has exclusive royalty bearing patent licenses as disclosed in Note 8. The Company paid $0 and approximately $134,000, respectively, to the related party in research and development activities as part of sponsored research agreements for federal programs during the years ended December 31, 2016 and 2015.

NOTE 10 – CONCENTRATIONS

For the year ended December 31, 2016, the Company’s revenues are all from one joint development partner. Federal grant funds amounted 100% of total revenue for the year ended December 31, 2015. For the year ended December 31, 2015, 18% of total expenses were paid to a service provider for legal services.

NOTE 11 – SUBSEQUENT EVENTS

In January 2017, the Company borrowed an additional $423,300 (including $108,300 from related parties) under its existing convertible note authority of up to $3 million.

On January 6, 2017, pursuant to the Merger Agreement with Dipexium, the Company borrowed $2 million from Dipexium. The loan accrues interest on all outstanding principal at a rate of 8% per annum and has a maturity date that is the later of (a) October 15, 2017, or (b) the date that is 270 days following the termination of the Merger Agreement, subject to acceleration in the event that (i) the Merger Agreement is terminated by Dipexium if PLx has breached any terms in the Merger Agreement such that the conditions to the closing of the merger would not be satisfied; and (ii) PLx thereafter consummates a financing of at least $10.0 million or conducts a reorganization, consolidation, or merger of PLx pursuant to which the holders of PLx’s securities prior to such transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction or the consummation of the sale, lease, transfer, conveyance or other disposition in one or a series of transactions, of all or substantially all of PLx’s assets, or PLx and its subsidiaries, taken as a whole, to any person or entity.

PLx Pharma Inc.

Notes to Consolidated Financial Statements

The loan is secured by a first priority perfected security interest in and lien on all right, title and interest of PLx in and to substantially all of its assets. Upon the occurrence of any of the following events that results in a termination of the Merger Agreement, any security interest created by the promissory note shall immediately cease to be effective:

●

if the closing shall not have occurred on or before April 30, 2017 (or such later date as agreed to by the parties to the Merger Agreement) (the "outside date"), except that the right to so terminate the Merger Agreement will not be available to Dipexium or PLx if its failure to fulfill any obligation under the Merger Agreement has been a principal cause of, or resulted in the failure of the closing to occur by such date; and provided, further, however, that, in the event that a registration statement filed by Dipexium is still being reviewed or commented on by the SEC after March 15, 2017, either party shall be entitled to extend the outside date by an additional 60 days;

●	if the Dipexium board of directors changes its recommendation to approve the issuance of shares of Dipexium common stock necessary to complete the merger;

●

if Dipexium materially breaches its non-solicitation covenants in the Merger Agreement, or if Dipexium breaches any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure would render the conditions precedent to PLx’s obligations under the Merger Agreement not to be satisfied and which breach is not cured within 30 days following written notice of such breach or by its nature or timing cannot be cured within that time; or

●	if Dipexium enters into an agreement providing for a "superior proposal" as defined in the Merger Agreement.